UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1. TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 4, 2014

Date of Report (Date of earliest event reported)

CIBER, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Ciber, Inc. (the “Company”) on June 10, 2014. This Amendment is being filed to correct information provided in Item 5.07 of the original Form 8-K regarding the results of the advisory vote on executive compensation at the Company’s 2014 annual meeting of stockholders. The information in this Amendment supersedes and replaces the information included in response to such Item in the original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 4, 2014, Ciber, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At that meeting, the shareholders considered and acted upon three proposals pursuant to the Notice of Annual Meeting.  Of 77,634,721 shares eligible to vote as of the Record Date, April 21, 2014, the holders of record of 72,113,319 shares were present at the meeting either in person or by proxy.

Proposal No.1:  Election of Directors.  By the vote described below, the shareholders elected the following individuals as Class II directors for three-year terms:

Director	For	Withhold	Broker Non-Votes
Michael Boustridge	38,782,932	24,765,141	8,565,246
Stephen S. Kurtz	44,447,345	19,070,728	8,565,246
Kurt J. Lauk	51,660,572	11,887,501	8,565,246

Proposal No. 2: Advisory Vote on Executive Compensation.  By the vote described below, the shareholders did not approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Proposal 2	18,986,091	40,889,409	3,672,573	8,565,246

Proposal No. 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014:

	For	Against	Abstain
Proposal 3	71,635,182	392,510	85,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 10, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
General Counsel and Secretary